Exhibit 10.1

March 21, 2016

Pioneer Power Solutions, Inc.

Pioneer Electrogroup Canada Inc.

400 Kelby Street, 9th Floor

Fort Lee, NJ 07024

Attention:	Thomas Klink

Re:	Limited Duration Waiver and Consent Letter

Gentlemen:

Reference is hereby made to that certain Credit Agreement dated as of June 28, 2013, as amended (the “PPSI Credit Agreement”), between Pioneer Power Solutions, Inc. (the “US Borrower”), the Guarantors party thereto and Bank of Montreal (the “Bank”), acting through its Chicago branch, to that certain Amended and Restated Letter Loan Agreement dated as of June 28, 2013, as amended, among Pioneer Electrogroup Canada Inc., a Quebec corporation (“PECI”) as borrower (the “Canadian Borrower”), and the Bank (“PECI Letter Loan Agreement”) and the Limited Duration Waiver and Consent Letter dated November 18, 2015 issued by the Bank and consented to by the US Borrower and the Canadian Borrower (the 1st Waiver and Consent Letter”). Capitalized terms used herein without definition shall have the same meanings herein as such terms have in the PPSI Credit Agreement and in the 1st Waiver and Consent Letter.

As indicated in the 1st Waiver and Consent Letter, the US Borrower disclosed to the Bank on November 4, 2015 its failure to pay the Payroll Tax Liability and that based on the September 30, 2015, draft financial statements and covenant forecast furnished by the US Borrower to the Bank, the Loan Parties and their Subsidiaries were not able to comply with the financial covenant levels set forth in Section 8.23(e) as of September 30, 2015, and the Loan Parties and their non-Canadian Subsidiaries were not in compliance with respect to the Total Leverage Ratio covenant set forth in Section 8.23(a) of the PPSI Credit Agreement and the Fixed Charge Coverage Ratio covenant set forth in Section 8.23(c) of the PPSI Credit Agreement. Each such event, along with the default by the Canadian Borrower set forth in the next paragraph, constituted and still constitutes an Event of Default under Section 9.1 of the PPSI Credit Agreement.

Also as stated in the 1st Waiver and Consent Letter, based on the draft financial statements for the quarter ending September 30, 2015 submitted to the Bank, the Canadian Borrower was and is still in default to comply with the financial assistance restrictions set forth in paragraph 1.5 of Schedule VI (Negative Covenants) of the PECI Letter Loan Agreement. Such default along with the events of default of the US Borrower under the PPSI Credit Agreement constitute Events of Default under the PECI Letter Loan Agreement.

The US Borrower, the Canadian Borrower and the Guarantors under the PPSI Credit Agreement and the PECI Letter Loan Agreement (collectively the “Obligors”) requested that the Bank waive the defaults described in the two prior paragraphs (the “Existing Defaults”).The Bank waived the Existing Defaults through January 31, 2016 as appears from the 1st Waiver and Consent Letter.

At the request of the US Borrower, PECI was also permitted to borrow up to the equivalent in Canadian dollars of US$3,000,000 under Facility A under the PECI Letter Loan Agreement (subject to availability under the monthly margin requirement set forth in the PECI Letter Loan Agreement) and on-lend those proceeds to the US Borrower for working capital.

Since then, the Bank has engaged the services of a financial advisor to perform certain tasks and verifications as further described in the 1st Waiver and Consent Letter. Although the financial advisor has completed some of the required tasks, further work needs to be performed to conclude their engagement and accordingly the Bank needs additional time to analyze the information that it has and the information that will be provided to it.

In the interim, the US Borrower and the Canadian Borrower have requested the following:

a)	PECI be further allowed to increase its borrowings under Facility A of the PECI Letter Loan Agreement up to the equivalent in Canadian dollars of US$5,000,000 (subject to the maximum under the PECI Letter Loan Agreement and the availability under the monthly margin requirement set forth in the PECI Letter Loan Agreement as amended temporary under b) below) and on-lend those proceeds to the Borrower for working capital (the “Intercompany Loan”), and

b)	For the PECI Letter Loan Agreement: a forward margin deficit provision up to a maximum amount of the equivalent in Canadian dollars of $5,000,000 and for the PPSI Credit Agreement: a forward margin deficit provision up to a maximum amount of US$5,000,000. For greater clarity, it is understood that such forward margin deficit provisions shall not allow any aggregate borrowings by the Borrowers above the maximum authorized amounts under the PECI Letter Loan Agreement and the PPSI Credit Agreement.

(the “Temporary Covenant Accommodations”)

In light of the above, the Bank hereby waives the Existing Defaults and agrees to tolerate the Temporary Covenant Accommodations through April 30, 2016 and only through April 30, 2016, subject to the Obligors’ strict compliance with the following conditions:

(a)	Conditions for the Intercompany Loan. The Bank hereby consents to the Intercompany Loan provided that the advance to PECI to make such Intercompany Loan will be deemed to be a US Base Rate advance bearing interest at the US Base Rate plus 2.50% per annum under the PECI Letter Loan Agreement and will be fully secured by all Security Documents referred to in such PECI Letter Loan Agreement. The amount of financial assistance (by way of loan, guarantee or otherwise) set forth in paragraph 1.5 of Schedule VI (Negative Covenants) of the PECI Letter Loan Agreement to any of the persons enumerated in the said paragraph 1.5 is hereby amended to provide for a maximum aggregate amount which is comprised of an amount of US$4,115,641 (the aggregate amount of financial assistance as of June 30, 2015) plus the principal amount of the Intercompany Loan up to US$5,000,000. PECI will not be entitled to make any draw under Facility A for the purpose of making advances under the Intercompany Loan to the US Borrower (“Interco Loan Drawing”) unless it has received the specific written authorization of the Bank for each drawing. In order for the Bank to consider any such drawing, PECI will need to submit to the Bank, at least two (2) Business Days before any proposed drawing, a notice of borrowing signed by Nathan Mazurek and Thomas Klink of PECI together with a list of the invoices/items/payables the US Borrower intends to pay with such drawing and the reason for such payments.

(b) Bank’s Financial Advisor. The Bank has retained the services of a financial advisor, namely Alvarez & Marsal Canada ULC (“A&M”) which engagement was accepted by the Obligors on December 2, 2015. The Bank shall continue to have the right to engage on its own behalf a financial advisor to evaluate the financial condition, operating performance, and business prospects of the Obligors and to perform such other information gathering or evaluation acts as may be reasonably requested by the Bank, and the costs and expenses of such financial advisor shall be borne by the Obligors and constitute part of the Obligations. Each Obligor shall take reasonable steps to make available to such financial advisor and its representatives such information respecting the financial condition, operating performance, and business prospects of such Obligor as may be reasonably requested and shall make its officers, employees, and independent public accountants available with reasonable prior notice to discuss such information with such financial advisor and its representatives.

(c) Cash Flow and Variance Reports. No later than Tuesday of each week, the US Borrower shall continue to provide to the Bank an updated 13-week cash flow forecast showing projected cash receipts and cash disbursements (including referencing line item sources and uses of cash) of the US Borrower and its Subsidiaries over the following 13-week period, together with a reconciliation of actual cash receipts and cash disbursements of the US Borrower and its Subsidiaries from the prior week against the prior week forecast and showing any deviations on a cumulative basis and providing a written explanation of the variances), prepared by the US Borrower and in form and substance, and with such detail, as the Bank may request. In addition, the Canadian Borrower shall continue to provide to the Bank no later than Tuesday of each week a 13-week cash flow forecast showing projected cash receipts and cash disbursements (including referencing line item sources and uses of cash) for its activities and those of its subsidiaries, if any, in the form currently delivered to the Bank or with such modifications as may be requested by the Bank from time to time.

(d) Monthly Reporting.

(i) PPSI Credit Agreement Reporting. The US Borrower shall continue to provide the financial reporting required by Section 8.5(b) of the PPSI Credit Agreement for the four quarters of each fiscal year within 45 days after the last day of each quarter and shall also provide the Bank, for non-quarter-end months, with balance sheets and statements of income, on a consolidated and non-consolidated basis, within 30 days of the last day of each month.

(ii) PECI Letter Loan Agreement Reporting. The Canadian Borrower shall continue to provide the financial reporting required by clause (b) of the Reporting Requirements section of the PECI Letter Loan Agreement for the four quarters of each fiscal year within 45 days after the last day of each quarter and shall also provide the Bank, for non-quarter-end months, with balance sheets and statements of income, on a consolidated and non-consolidated basis, within 30 days of the last day of each month.

(e) No Permitted Acquisitions. Notwithstanding the terms of the PPSI Credit Agreement, the US Borrower shall not be permitted to do any Acquisitions.

(f) Payroll Tax Liability. The US Borrower shall deliver to the Bank copies of any agreements and communications with the IRS promptly upon receiving or sending the same.

(g) Default Rate Pricing In Effect. Notwithstanding the waivers contained herein, and as stipulated in the 1st Waiver and Consent Letter, from and after November 16, 2015, (i) the Obligations under the PPSI Credit Agreement shall bear interest at the default rate as provided in Section 2.9 thereof until the Bank has advised in writing to the contrary, (ii) the US Borrower will not be permitted to continue Eurodollar Loans with Interest Periods of longer than one (1) month, nor convert any U.S. Prime Rate Loans into Eurodollar Loans with Interest Periods of longer than one (1) month, (iii) all outstanding advances under the PECI Letter Loan Agreement shall bear interest at the default rate set forth in the PECI Letter Loan Agreement; (iv) PECI will not be permitted to make any advances at LIBOR with an interest period in excess of one (1) month and (v) the interest rate for any LIBOR advance or bankers acceptances under the PECI Letter Loan Agreement shall be specifically amended so that all such LIBOR advances or bankers acceptances bear interest at the applicable rate set forth in such PECI Letter Loan Agreement plus 2% per annum.

(h) Acknowledgement. The US Borrower acknowledges and agrees that the principal balance (excluding interest and fees) owed to the Bank under the PPSI Credit Agreement as of March 18, 2016 was US$14,290,990.85, as further detailed in Annex “A”. Also, PECI acknowledges and agrees that the principal balance (excluding interest and fees) owed to the Bank under the PECI Letter Loan Agreement as of March 18, 2016 was CAN$765,087.69 and US$ 4,641,916.10, as further detailed in Annex “B”.

This consent and waiver is limited to the matters and for the periods expressly set forth above. By its execution of this letter, the Obligors agree that they remain obligated to comply with the terms of the PPSI Credit Agreement and PECI Letter Loan Agreement, and that the Bank shall not be obligated in the future to waive any provision of the PPSI Credit Agreement or the PECI Letter Loan Agreement. On April 30, 2016 or any earlier date if the financial information received by the Bank from its financial advisor confirms a significant deterioration of the Obligors’ financial situation or if the security position of the Bank is, in the sole opinion of the Bank, insufficient, this waiver shall become null and void and from and after such date, the Bank shall have all of the rights available to it as a result of the Existing Defaults and the Temporary Covenant Accommodations shall no longer be in force and effect or tolerated, all as though this waiver had never been granted, unless a further amendment or waiver is granted pursuant to the PPSI Credit Agreement and the PECI Letter Loan Agreement.

Except as specifically waived or amended hereby, all of the terms and conditions of the PPSI Credit Agreement and the PECI Letter Loan Agreement stand and remain in full force and effect. This waiver letter shall be effective upon the execution and delivery hereof by the Bank and the Obligors. Please provide your consent to the conditions set forth in this waiver letter to the Bank by no later than March 24, 2016.

This waiver letter may be executed in any number of counterparts, and by different parties on separate counterpart signature pages, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument. Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof.

This waiver letter is entered into between us as of the date and year first above written.

Bank of Montreal, acting through its Chicago Branch

By	/s/ Randon Gardley
	Name	Randon Gardley
	Title	Vice President

Bank of Montreal

By	/s/ Doreen Peters
	Name	Doreen Peters
	Title	Account Manager

By	/s/ Michael Masson
	Name	Michael Masson
	Title	Account Manager

[Signature Page to Waiver Letter]

This waiver letter is acknowledged and agreed to as of the date and year first above written.

Pioneer Power Solutions, Inc.

By	/s/ Nathan Mazurek
	Name:	Nathan Mazurek
	Title:	President

By	/s/ Thomas Klink
	Name	Thomas Klink
	Title:	Chief Financial Officer

Pioneer Electrogroup Canada Inc.

By	/s/ Nathan Mazurek
	Name	Nathan Mazurek
	Title:	President

By	/s/ Thomas Klink
	Name	Thomas Klink
	Title:	Chief Financial Officer

Jefferson Electric, Inc.

By	/s/ Nathan Mazurek
	Name	Nathan Mazurek
	Title:	President

By	/s/ Thomas Klink
	Name	Thomas Klink
	Title:	Chief Financial Officer

[Signature Page to Waiver Letter]

Pioneer Critical Power Inc.

By	/s/ Nathan Mazurek
	Name	Nathan Mazurek
	Title:	President

By	/s/ Thomas Klink
	Name	Thomas Klink
	Title:	Chief Financial Officer

Pioneer Custom Electrical products corp.

By	/s/ Nathan Mazurek
	Name	Nathan Mazurek
	Title:	President

By	/s/ Thomas Klink
	Name	Thomas Klink
	Title:	Chief Financial Officer

Titan Energy Systems, Inc.

By	/s/ Nathan Mazurek
	Name	Nathan Mazurek
	Title:	President

By	/s/ Thomas Klink
	Name	Thomas Klink
	Title:	Chief Financial Officer

[Signature Page to Waiver Letter]

Annex A

Pioneer Power Solutions Inc: Outstanding Borrowings as of March 18, 2016
Credit Facility	Borrowings in CAD	Borrowings in USD
Revolving Facility; Revolving Credit Line		9,538,106.87
Term Loan Facility		4,750,000.00
Corporate MasterCard		2,883.98
Total Borrowings		14,290,990.85

Annex B

Pioneer Electrogroup Canada Inc: Outstanding Borrowings as of March 18, 2016
Credit Facility	Borrowings in CAD	Borrowings in USD
Facility A: Revolving Demand Loan	288,258.75	3,857,916.10
Facility B: 5 year Term Loan	471,288.71	0
Facility C: 5 year Term Loan	0	784,000
Facility D: Corporate MasterCard	5,540.23	0
Total Borrowings	765,087.69	4,641,916.10